Exhibit 10.1
WORKDAY, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

1.Establishment of Plan. Workday proposes to grant rights to purchase shares of Common Stock to eligible Employees of Workday and its Participating Corporations (as hereinafter defined) pursuant to this Plan. Workday intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan will be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code will have the same definition herein. However, with regard to offers of options for purchase of the Common Stock under the Plan to Employees outside the United States (the “U.S.”) working for a Subsidiary or an affiliate of Workday that is not a Subsidiary, the Board or Committee (as defined herein) may offer a subplan or an option that is not intended to meet the Code Section 423 requirements under such other rules, procedures or terms (collectively, a “Subplan”), provided, if necessary under Code Section 423, that the other terms and conditions of the Plan are met. Subject to Section 14, a total of two million (2,000,000) shares of Common Stock is reserved for issuance under this Plan. In addition, on each March 31 for the first ten (10) calendar years after the first Offering Date, the aggregate number of shares of Common Stock reserved for issuance under the Plan will be increased automatically by the number of shares equal to the greater of (i) one percent (1%) of the total number of outstanding shares of Workday Common Stock on the immediately preceding January 31 (rounded down to the nearest whole share), and (ii) actual Shares purchased under the Plan in the immediately preceding fiscal year; provided, that the Board or Committee may in its sole discretion reduce the amount of the increase in any particular year; and, provided further, that the aggregate number of shares issued over the term of this Plan will not exceed one hundred million (100,000,000) shares of Common Stock. The number of shares reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan will be subject to adjustments effected in accordance with Section 14 of this Plan. Capitalized terms not defined elsewhere in the text are defined in Section 27.
2.    Purpose. The purpose of this Plan is to provide eligible Employees of Workday and Participating Corporations with a means of acquiring an equity interest in Workday through payroll deductions, to enhance such Employees’ sense of participation in the affairs of Workday and Participating Corporations.
3.    Administration. The Plan will be administered by the Compensation Committee of the Board (the “Committee”), by the Board, or by the Committee’s delegate(s), as permitted by applicable law and provided herein. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan will be determined by the Committee or its delegate(s) and its decisions will be final and binding upon all Participants. The Committee or its delegate(s) will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee or its delegate(s) will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, Workday may adopt rules and/or procedures relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States, and in keeping with Section 1, the Committee or its delegate(s) may grant options to eligible Employees working outside the United States that are not intended to meet the Code Section 423 requirements. The Board or Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination will be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee will receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan will be paid by Workday. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible Employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical. In this regard, and unless otherwise specified by the Committee, each offering of the Plan to the eligible Employees of Workday or a Participating Corporation will be deemed a separate offering for purposes of Code Section 423 and the provisions of the Plan will separately apply to each Offering. The Committee may establish rules to govern transfers of employment between Workday and its Participating Corporations and transfers of participation between separate offerings made under the Plan, consistent with any applicable Code Section 423 requirements and the terms of the Plan.
4.    Eligibility. Any Employee of Workday or the Participating Corporations is eligible to participate in an Offering Period under this Plan except the following (other than where prohibited by applicable law):
(a)    Employees who are not employed by Workday or a Participating Corporation at least one U.S. business day prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee or its delegate(s);
(b)    Employees who, together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Workday or any of its Participating Corporations or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Workday or any of its Participating Corporations;
(c)    Employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code); and
(d)    individuals who provide services to Workday or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.
The foregoing notwithstanding, an individual will not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.
5.    Offering Dates.
(a)    While the Plan is in effect, the Board or Committee may determine the duration and commencement date of each Offering Period, provided that an Offering Period will in no event be longer than twenty-seven (27) months, except as otherwise provided by an applicable Subplan. Offering Periods may be consecutive or overlapping. Each Offering Period may consist of one or more Purchase Periods during which payroll deductions of Participants are accumulated under this Plan. While the Plan is in effect, the Board or Committee may determine the duration and commencement date of each Purchase Period, provided that a Purchase Period will in no event end later than the close of the Offering Period in which it begins. Purchase Periods will be consecutive.

(b)    The initial Offering Period will commence and end on dates determined by the Board or Committee. Thereafter, a new six-month Offering Period will commence on each December 1 and June 1, with each such Offering Period also consisting of a single six-month Purchase Period, except as otherwise provided by an applicable Subplan. The Board or Committee will have the power to change these terms as provided in Section 5(a) above and Section 24 below.
6.    Participation in this Plan.
(a)    With respect to each Offering Period, an eligible Employee determined in accordance with Section 4 may elect to become a Participant by submitting the prescribed electronic enrollment form, (an “Enrollment Form”) prior to the commencement of the Offering Period to which such agreement relates in accordance with such rules as Workday may determine.
(b)    Once an Employee becomes a Participant in an Offering Period, then such Participant will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period at the same contribution level as was in effect in the prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below, or otherwise notifies Workday of a change in the Participant’s contribution level. A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this section is not required to file any additional Enrollment Form in order to continue participation in this Plan.
7.    Grant of Option on Enrollment. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by Workday to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction, the numerator of which is the amount of the applicable contribution level for such Participant multiplied by such Participant’s Compensation (as defined in Section 9 below) during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Offering Date (but in no event less than the par value of a share of Workday’s Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Purchase Date (but in no event less than the par value of a share of the Common Stock), and provided, further, that the number of shares of Common Stock subject to any option granted pursuant to this Plan will not exceed the lesser of (x) the maximum number of shares provided under this Plan, as may be changed by the Board or Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.
8.    Purchase Price. The purchase price per share at which a share of Common Stock will be sold to a Participant in any Offering Period will be eighty-five percent (85%) of the lesser of:
(a)    The Fair Market Value on the Offering Date; or
(b)    The Fair Market Value on the Purchase Date.
9.    Payment of Purchase Price; Payroll Deduction Changes; Share Issuances.
(a)    The aggregate Purchase Price of the shares purchased hereunder is accumulated by regular payroll deductions made during each Offering Period, unless Workday determines that contributions may be made in another form (including payment by check at the end of a Purchase Period). The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Board or Committee. “Compensation” will mean base salary and regular hourly wages (or in foreign jurisdictions, equivalent cash compensation), not including bonuses and incentive compensation commissions and shift differentials; however, Workday may at any time prior to the beginning of an Offering Period determine that for that and future Offering Periods, Compensation may include any W-2 cash compensation, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in foreign jurisdictions, equivalent cash compensation). For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) will be treated as if the Participant did not make such election. Payroll deductions will commence on the first payday following the last Purchase Date or as otherwise determined by rules established by Workday and will continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any Subplan may permit matching shares without the payment of any purchase price.
(b)    Except as provided in Section 9(c) below, a Participant may not make changes in the rate of payroll deductions during an Offering Period or Purchase Period. A Participant may increase or decrease the rate of payroll deductions by completing a new authorization for payroll deductions prior to the beginning of a new Offering Period, within such timeframe as may be specified by Workday, with such change becoming effective as of the Offering Date of such Offering Period.
(c)    Subject to Section 24 below and to the rules of the Plan, a Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with Workday a request for withdrawal from participation at least fifteen (15) days before the applicable Purchase Date (or within such other time frame as specified by Workday), and after such withdrawal becomes effective no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions accumulated on behalf of the Participant but not yet used to purchase shares prior to the effective date of the request will be refunded to the Participant. A reduction of the payroll deduction percentage to zero will be treated as such Participant’s withdrawal from such Offering Period and the Plan, effective as of the day following the filing date of such request with Workday.
(d)    On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not withdrawn from participation in the Offering Period at least fifteen (15) days before such Purchase Date (or within such other time frame as specified by Workday), Workday will apply the funds accumulated on behalf of the Participant to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share will be as specified in Section 8 of this Plan. Any amount accumulated on behalf of a Participant on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock will be carried forward into the next Purchase Period or Offering Period, as the case may be (except to the extent required due to local legal requirements outside the United States), unless otherwise determined by Workday. No Common Stock will be purchased on a Purchase Date on behalf of any Employee who has ceased to provide services to either Workday or a Participating Corporation prior to such Purchase Date. In the event that this Plan has been oversubscribed, all funds accumulated on behalf of a Participant that are not used to purchase shares on the Purchase Date will be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States).
(e)    As promptly as practicable after the Purchase Date, Workday will issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(f)    During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
(g)    To the extent required by applicable federal, state, local or foreign law, a Participant will make arrangements satisfactory to Workday for the satisfaction of any withholding tax obligations that arise in connection with the Plan. At any time, Workday or the Participant’s employer may, but shall not be obligated to, withhold from the Participant’s wages or other cash compensation the amount necessary for Workday or the Participant’s employer to meet applicable withholding obligations. In addition, Workday or the Participant’s employer may, but shall not be obligated to, withhold from the proceeds of the sale of Common Stock or by any other method of withholding Workday or the Participant’s employer deems appropriate. Workday will not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.
10.    Limitations on Shares to be Purchased.
(a)    No Participant will be entitled to purchase stock under any Offering Period at a rate which, when aggregated with such Participant’s rights to purchase stock that are also outstanding in the same calendar year(s) under other Offering Periods or other employee stock purchase plans of Workday, its Parent and its Subsidiaries exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which such Offering Period is in effect (hereinafter the “Maximum Dollar Amount”), or such lower amount as is determined by the Board or the Committee. Workday may automatically suspend the payroll deductions of any Participant as necessary to enforce such limit; provided that when Workday automatically resumes such payroll deductions, Workday must apply the rate in effect immediately prior to such suspension.
(b)    The Board or Committee may, in its sole discretion, set a lower maximum number of shares which may be purchased by any Participant during any Offering Period than that determined under Section 10(a) above, which will be the “Maximum Share Limit” for subsequent Offering Periods; provided, however, in no event will a Participant be permitted to purchase more than ten thousand (10,000) Shares during any one Purchase Period, irrespective of the limits set forth in (a) and (b) hereof. The initial Maximum Share Limit is 1,500 shares during any one Purchase Period. If a new Maximum Share Limit is set, then all Participants will be notified of such Maximum Share Limit prior to the commencement of the next Offering Period for which it is to be effective. The Maximum Share Limit will continue to apply with respect to all succeeding Offering Periods unless revised by the Board or Committee as set forth above.
(c)    If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then Workday will make a pro rata allocation of the remaining shares in as uniform a manner as will be reasonably practicable and as Workday determines to be equitable. In such event, Workday will give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.
(d)    Any payroll deductions accumulated on behalf of a Participant which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(d), will be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

11.    Withdrawal.
(a)    Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified by Workday. Such withdrawal may be elected at any time prior to the last fifteen (15) days of an Offering Period, or such other time period as specified by Workday.
(b)    Upon withdrawal from this Plan, the accumulated payroll deductions will be returned to the withdrawn Participant, without interest, and his or her interest in this Plan will terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by re-enrolling in this Plan.
12.    Termination of Employment. If a Participant ceases to provide services for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible Employee of Workday or of a Participating Corporation, his or her participation in this Plan will terminate as of the date of such cessation of service. In such event, accumulated payroll deductions credited to the Participant will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an Employee will not be deemed to have ceased to provide services or failed to remain in the continuous employ of Workday or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by Workday; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. Workday will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local employment law.
13.    Return of Payroll Deductions. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board or Committee, Workday will deliver to the Participant all accumulated payroll deductions accumulated on behalf of such Participant which were not previously used to purchase Shares. No interest will accrue on the payroll deductions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).
14.    Capital Changes. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Workday, without consideration, then the number and class of Common Stock that may be delivered under the Plan, the purchase price per share, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 1 and 10 will be proportionately adjusted, subject to any required action by the Board or the stockholders of Workday and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
15.    Non-assignability. Neither payroll deductions accumulated on behalf of a Participant nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or the designation of a beneficiary pursuant to a method specified by Workday) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be void and without effect.

16.    Use of Participant Funds and Reports. Workday may use all payroll deductions received or held by it under the Plan for any corporate purpose, and Workday will not be required to segregate Participant payroll deductions (except to the extent required due to local legal requirements outside the United States). Until Shares are issued, Participants will only have the rights of an unsecured creditor. Each Participant will receive a report containing, or otherwise have access to, the following information promptly after the end of each Purchase Period: the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward or refunded, as determined by Workday, to the next Purchase Period or Offering Period, as the case may be.
17.    Notice of Disposition. To the extent that this information is not provided by the applicable broker, each U.S. taxpayer Participant will notify Workday in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). Workday may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting Workday’s transfer agent to notify Workday of any transfer of the shares. The obligation of the Participant to provide such notice will continue notwithstanding the placement of any such legend on the certificates.
18.    No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder will confer any right on any Employee to remain in the employ of Workday or any Participating Corporation, or restrict the right of Workday or any Participating Corporation to terminate such Employee’s employment.
19.    Equal Rights And Privileges. All eligible Employees granted an option under this Plan that is intended to meet the Code Section 423 requirements will have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code will, without further act or amendment by Workday, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 19 will take precedence over all other provisions in this Plan.
20.    Notices. All notices or other communications by a Participant to Workday under or in connection with this Plan will be deemed to have been duly given when received in the form specified by Workday at the location, or by the person, designated by Workday for the receipt thereof.
21.    Term; Stockholder Approval. This Plan became effective on October 11, 2012, the Effective Date. The Plan was approved by the stockholders of Workday on September 17, 2012. Any amendment to this Plan that requires approval by stockholders of Workday will be done in any manner permitted by applicable law. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan will occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date will not occur and instead such Offering Period will terminate without the purchase of such shares and Participants in such Offering Period will be refunded their contributions without interest). This Plan will continue until the earlier to occur of (a) termination of this Plan by the Board or the Committee (which termination may be effected by the Board or the Committee at any time pursuant to Section 24 below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the first Purchase Date under the Plan.
22.    Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law or other legal restrictions outside the United States, and will be further subject to the approval of counsel for Workday with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any Subplan.
23.    Applicable Law. The Plan will be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
24.    Amendment or Termination. The Board or the Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board or the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period which have not been used to purchase shares of Common Stock will be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, Workday will be entitled to establish rules to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld during a Purchase Period or an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s base salary or regular hourly wages, and establish such other limitations or procedures as Workday determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment will be made without approval of the stockholders of Workday (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would  increase the number of shares that may be issued under this Plan or otherwise require stockholder approval under Code Section 423. In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Board or Committee action; (iv) reducing the maximum percentage of compensation a participant may elect to set aside as payroll deductions; and (v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of Workday or the consent of any Participants.

25.    Corporate Transactions. In the event of a Corporate Transaction, each outstanding right to purchase Workday Common Stock will be assumed or an equivalent option substituted by the successor corporation or a parent or a subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period with respect to which such purchase right relates will be shortened by setting a new Purchase Date (the “New Purchase Date”) and will end on the New Purchase Date. The New Purchase Date will occur on or prior to the consummation of the Corporate Transaction, and the Plan will terminate on the consummation of the Corporate Transaction.
26.    Tax Qualification. Although Workday may endeavor to (i) qualify an option to purchase Workday Common Stock for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), Workday makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. Workday will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
27.    Definitions.
(a)    “Board” means the Board of Directors of Workday.
(b)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(c)     “Common Stock” means the Class A common stock of Workday.
(d)    “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Workday representing fifty percent (50%) or more of the total voting power represented by Workday’s then outstanding voting securities; (ii) the consummation of the sale or disposition by Workday of all or substantially all of Workday’s assets; (iii) the consummation of a merger or consolidation of Workday with any other corporation, other than a merger or consolidation which would result in the voting securities of Workday outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of Workday or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of Workday give up all of their equity interest in Workday (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of Workday).
(e)    “Effective Date” means the date on which the Registration Statement covering the initial public offering of the shares of Common Stock was declared effective by the U.S. Securities and Exchange Commission.
(f)    “Employee” means any person providing services to Workday or any Participating Corporation as an employee. Neither service as a director nor payment of a director’s fee by Workday will be sufficient to constitute “employment” by Workday.
(g)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)    “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:
(i)    its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in such source as the Board or Committee deems reliable, or if such principal national securities exchange is not open for business on the date that Fair Market Value is being determined, the closing price as reported on the preceding business day on which that exchange was open for business; or
(ii)    if the above is not applicable, by the Board or the Committee in good faith.
(i)    “Offering Date” means the first U.S. business day of each Offering Period. However, for the initial Offering Period the Offering Date will be the Effective Date.

(j)    “Offering Period” means a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Board or Committee pursuant to Section 5(a).
(k)    “Parent” has the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.
(l)    “Participant” means an eligible Employee who meets the eligibility requirements set forth in Section 4 and who makes a contribution to the Plan.
(m)    “Participating Corporation” means any Parent or Subsidiary that the Board designates from time to time as a corporation that will participate in this Plan.
(n)    “Plan” means this Workday, Inc. 2012 Employee Stock Purchase Plan, as may be amended from time to time.
(o)    “Purchase Date” means the last U.S. business day of each Purchase Period.
(p)    “Purchase Period” means a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined pursuant to Section 5(b).
(q)    “Purchase Price” means the price at which Participants may purchase shares of Common Stock under the Plan, as determined pursuant to Section 8.
(r)    “Securities Act” means the United States Securities Act of 1933, as amended.
(s)    “Subsidiary” has the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.
(t)    “Workday” means Workday, Inc., a Delaware corporation, or any successor corporation.